UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

Lakes Entertainment, Inc.’s (“Lakes”) Special Meeting of shareholders, pursuant to the definitive proxy statement filed with the Securities and Exchange Commission on May 4, 2015, was held on June 17, 2015 in Minneapolis, Minnesota, at which the shareholders voted on the following:

Proposal One: The issuance of shares of Lakes’ common stock in connection with the proposed Merger (the “Share Issuance”). The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
9,136,170	85,881	3,752	0

Proposal Two: If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Share Issuance. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
8,953,252	269,217	3,334	0

Proposal Three: The amendment of Lakes’ Second Amended Bylaws to authorize the Lakes’ Board of Directors to determine the number of directions. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
7,952,866	1,268,373	4,564	0

Proposal Four: The approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Lakes’ named executive officers in connection with the Merger. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
8,759,834	448,750	17,219	0

Item 8.01     Other Events

Shareholders Proposals for Annual Meeting

The annual meeting of shareholders of Lakes Entertainment, Inc. is tentatively scheduled for 3:00 p.m. Central time on July 29, 2015 at the offices of Gray, Plant, Mooty, Mooty & Bennett, P.A. located at 500 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55042. A Preliminary Proxy Statement describing the matters to be proposed to shareholders was filed with the Securities and Exchange Commission on June 18, 2015.

To be eligible to include a shareholder proposal in our proxy statement for this meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, Lakes must receive the proposal on or before June 26, 2015. Under our bylaws, a shareholder is eligible to submit a shareholder proposal outside the process of Rule 14a-8 if the shareholder is of record as of the record date for the annual meeting, which record date is June 19, 2015. The shareholder also must provide timely notice of the proposal to Lakes. To be timely under the bylaws, Lakes must receive advance notice of the proposal by June 29, 2015. Any shareholder proposal notice must comply with the content and other requirements for such notices specified in our bylaws. All written proposals should be submitted to Timothy J. Cope, President, Chief Financial Officer and Treasurer, 130 Cheshire Lane, Minnetonka, Minnesota 55305.

Quest Media Group, LLC Settlement

On June 17, 2015, Lakes Entertainment, Inc. (“Lakes”) settled the lawsuit Quest Media Group, LLC vs. Lakes Ohio Development, LLC, et al for $325,000. The lawsuit pertained to a breach of contract claim made by Quest Media Group (“Quest”) with respect to an agreement entered into between Lakes Ohio Development, LLC (a wholly owned subsidiary of Lakes) and Quest on March 9, 2010. The lawsuit sought unspecified compensatory damages, punitive damages, declaratory and injunctive relief, and was dismissed by the trial court and an appeal was pending at the Sixth Circuit Court of Appeals. The settlement settled all matters between the parties relating to Lakes’ participation in the casino projects for the casinos that a Penn National Gaming affiliate built in Columbus and Toledo, and Lakes’ investment in Rock Gaming LLC casino projects in Ohio and/or Lakes’ sale of that investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC.
(Registrant)

Date: June 18, 2015	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer